                                                                    EXHIBIT 99.1


PROFESSIONAL TRANSPORTATION GROUP ANNOUNCES
TERMINATION OF TIMELY TRANSPORTATION OPERATIONS

         Marietta, Ga., November 30, 2000/PRNewswire/ -- Professional Transportation Group Ltd., Inc. (Nasdaq: TRUCE - news,) today announced it is in the process of winding up the operations of its wholly-owned subsidiary, Timely Transportation, as a result of the acceleration of its debt by SouthTrust Bank and its inability to obtain funding from other sources. It is contemplated that Timely Transportation will cease its operations within the next week and that secured creditors will foreclose upon substantially all of its assets. It is unlikely that either the unsecured creditors or shareholders the Company will receive any of the proceeds of any such foreclosure sales or liquidation transactions.

         In addition, an agreement has been reached for the sale of substantially all of the assets of the Company's subsidiary, DTSI, Inc., which will permit the purchase to continue the business as usual with no interruption of service.

         Professional Transportation Group Ltd., Inc., is headquartered in Marietta, Georgia. The Company provides ground transportation and logistics services for the airfreight industry in the continental United States through its subsidiaries.

         For more information contact: William R. Asbell, Jr., Acting President of Professional Transportation Group Ltd., Inc., 678-264-0400; or Michael Lafferman, President of Metropolitan Capital Partners, Inc., 310-358-9977.

         This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations;
(iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variation thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein and those factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section of the Company's Registration Statement on Form S-3 (Registration Number 333-90955), as declared effective by the Securities and Exchange Commission on May 22, 2000.

SOURCE: Professional Transportation Group Ltd., Inc.